CALIFORNIA ASSOCIATION OF REALTORS®

CANCELLATION OF CONTRACT, RELEASE OF DEPOSIT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form CC, Revised 4/10)

In accordance with the terms and conditions of the: ☐ California Residential Purchase Agreement; or ☒ Other VLPA dated April 24, 2012 ("Agreement"), including all amendments and related documents, on property known as Nielson Rd 3066-561-14, Phelan, Ca 92371 ("Property"), between Coronus Energy Corp. , ("Buyer") and Lora Steimann, ("Seller").

Paragraphs 1 and 2 below constitute escrow instructions to Escrow Holder. Release of funds (pursuant to paragraph 2) requires mutually Signed release instructions from Buyer and Seller, judicial decision or arbitration award. A party may be subject to a civil penalty of up to $1,000 for refusal to sign such instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).

1. **CANCELLATION OF CONTRACT:** ☒ Buyer or ☐ Seller or ☐ both Buyer and Seller cancel(s) the Agreement and ☐ (if applicable), escrow # ______ with Cimarron Escrow, Escrow Holder, for the following reason:
   A. ☐ Seller has failed to take the following applicable contractual action as required by the Agreement: ______
   OR B. ☐ Seller has failed to remove the applicable contingency after being given a Notice to Seller to Perform (C.A.R. Form NSP).
   OR C. ☐ Buyer has failed to remove the applicable contingency after being given a Notice to Buyer to Perform (C.A.R. Form NBP).
   OR D. ☐ Buyer has failed to take the applicable contractual action after being given a Notice to Buyer to Perform (C.A.R. Form NBP).
   OR E. ☐ As otherwise permitted by paragraph ______ of the Agreement.
   OR F. ☐ Per mutual agreement.
   OR G. ☐ Other ______

Coronus Energy Corp.
Buyer's or Seller's Signature (party cancelling the contract) Date ______

Buyer's or Seller's Signature (party cancelling the contract) Date ______

2. **RELEASE OF DEPOSIT**
   A. ☐ Seller authorizes release of Buyer's deposit, less Buyer's fees and costs, to Buyer.
   OR B. ☐ Buyer authorizes release of Buyer's deposit, less Seller's fees and costs, to Seller. (☐ A liquidated damages clause was properly included as part of the Agreement, and the Property contains no more than four residential units, one of which the Buyer intended to occupy. Buyer's authorization of release of deposit to Seller is limited to no more than 3% of the purchase price. Any additional deposit shall be returned to Buyer.)
   OR C. ☐ Both Buyer and Seller acknowledge mutual cancellation of the Agreement and authorize Escrow Holder to continue to hold the deposit until receiving subsequent mutual instructions, judicial decision or arbitration award.
   OR D. ☒ Other: Seller to release deposit to the buyer.

Unless otherwise specified above, Buyer and Seller (i) mutually release each other from all obligation to buy, sell or exchange the Property under the Agreement, and from all claims, actions and demands that each may have against the other(s) by reason of the Agreement; and (ii) intend that all rights and obligations arising out of the Agreement are null and void.

Date April 22, 2013 Date ______
Buyer X [signature] Seller X Lora Steinmann
Coronus Energy Corp. Lora Steimann
Buyer ______ Seller ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by ______ Date ______

Agent: Mohammad Alam Phone: 760.244.8557 Fax: 760.244.8708 Prepared using zipForm® software
Broker: C-21 Desert Rock 15311 Bear Valley Rd. Hesperia , CA 92392